UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 28, 2006

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 28, 2006, National Rural Utilities Cooperative Finance Corporation ("CFC") closed on a $1.5 billion committed loan facility from the U.S. Treasury Department's Federal Financing Bank ("FFB") guaranteed by the U.S. Department of Agriculture ("USDA"). The Farm Security and Rural Investment Act of 2002 includes a provision that allows a cooperative lender such as CFC to help provide funding support for rural economic development in connection with the guarantee of the U.S. Government on specific new debt used for Rural Electrification Act eligible purposes. CFC views this new funding program as an additional source of capital for its members while also supporting the economic development needs of rural areas.

CFC is able to borrow under the loan facility anytime before July 15, 2009, with each advance having a final maturity to be not longer than twenty years from the advance date, but no later than July 15, 2029. The CFC borrowings from the FFB will have a direct guarantee of the USDA for principal payments, interest payments and any appropriate bond premiums. In return for the guarantee, CFC will pay USDA 30 basis points per annum on the outstanding borrowings. This fee will be used to fund this USDA-administered economic development program in rural areas served by electric cooperatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: May 1, 2006